Exhibit 99.1

Mentor Graphics Reports Fiscal First Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--May 28, 2010--Mentor Graphics Corporation (NASDAQ: MENT) today announced results for the fiscal first quarter ending April 30, 2010. For the fiscal first quarter, the company reported revenues of $180.6 million, a non-GAAP loss per share of $.02, and a GAAP loss per share of $.22.

“While the quarter’s bookings were lower than last year due to the concentration of scheduled renewals in the second half of this year, the renewals that did occur in the first quarter were very strong, growing 25% from their prior contract values for the renewals within our top ten contracts,” said Walden C. Rhines, CEO and chairman of Mentor Graphics. “Leading indicators that we have historically tracked were also very positive: support reinstatements grew 70%; our base business, orders less than $1 million typically from smaller customers, grew 20% over the year ago quarter; and consulting and training bookings grew 25% over last year.”

During the quarter, the company extended its customer partnerships with three significant new relationships. Mentor joined the Nano2012 program led by STMicroelectronics, in partnership with the French government, to develop leading-edge technologies for 32nm and below processes. Freescale Semiconductor named Mentor Graphics its commercial Linux strategic partner. NetLogic Microsystems entered into a strategic collaboration with Mentor Graphics to provide multi-core multi-threaded Linux for their processors.

“Despite two sizeable acquisitions in the last year, our operating expense is still down on an absolute basis year on year. We expect our continued strong emphasis on cost controls, as well as an improving foreign exchange environment, particularly the Euro, positions us well for the year,” said Gregory K. Hinckley, president of Mentor Graphics. “This fifth consecutive quarter of meeting or beating guidance, given our transparent real-time financial model, gives us confidence that the recovery is continuing.”

During the quarter, Mentor strengthened its offerings to the DO-254 market with a joint announcement of a product flow with The MathWorks, extensions to Mentor’s HDL Designer product to support DO-254 coding standards, and a new product, the ReqTracer™ tool, that helps automate requirements capture. The company’s Mechanical Analysis Division launched FloTHERM® IC for semiconductor package thermal characterization and design. Mentor launched 3D electromagnetic analysis for its HyperLynx® printed circuit board product line. The company completed its previously announced acquisition of Valor Computerized Systems which offers PCB manufacturing software and also acquired technology that provides on-demand electrical schematics for automobile dealerships. In early May, Mentor launched its Calibre® InRoute software which fully integrates its Calibre tools into its Olympus-SOC™ place and route environment. This allows designers to invoke Calibre verification and design-for-manufacturing tools from within the place and route environment to verify and improve designs much faster, significantly speeding time to design closure.

In April, the Valor® MSS Software suite won the Circuits Assembly New Product Introduction Award and the 2010 Surface Mount Technology Vision Award. Design News granted FloEFD™ mechanical analysis technology its Golden Mousetrap Award for Best Product. In February, the International Engineering Consortium honored HyperLynx Power Integrity with its annual Design Vision Award in the System Modeling and Simulation Tool Category. Additionally, Mentor’s Dr. Vladimir Székely received the Dennis Gabor Award for Innovation, the country of Hungary’s highest technical honor.

Outlook

For the fiscal second quarter ending July 31, 2010, the company expects revenues of about $180 million, non-GAAP earnings per share of break-even to a loss of $.05, and GAAP loss per share of $.17 to $.22. For the full fiscal year 2011 the company expects revenues of $870 million, non-GAAP earnings per share of $.60 to $.65 and GAAP earnings per share of $.10 to $.15.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, FloTHERM, HyperLynx, Calibre, and Valor are registered trademarks and ReqTracer, Olympus-SOC, and FloEFD are trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in spending on the company’s products and services by its customers due to the troubled worldwide economic environment, and the company’s ability to appropriately reduce its expenses in response; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices; (iv) effects of the increasing volatility of foreign currency fluctuations on the company’s business; (v) changes in accounting or reporting rules or interpretations; (vi) the impact of tax audits, or changes in the tax laws, regulations or enforcement practices; (vii) effects of unanticipated shifts in product mix on gross margin; and (viii) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Fiscal Year Definition

Mentor Graphics fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount on convertible debt, impairment of long-lived assets, impairment of cost method investments, and the equity in income or losses of unconsolidated entities, which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, abandonment of in-process research and development acquired in an acquisition, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional tax expense or benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Amortization charges for our intangible assets are excluded as they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period. Management also believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs is not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount on convertible debt to be a direct cost of operations. We also believe this presentation is more useful to investors in comparing our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude such items.
  Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee’s earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.
  Equity in earnings or losses of unconsolidated subsidiaries, with the exception of our investment in Frontline P.C.B. Solutions Limited Partnership, represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded as we do not control the results of operations for these investments, we do not participate in regular and periodic operating activities and management does not consider these businesses a part of our core operating performance.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in a joint venture, Frontline P.C.B. Solutions Limited Partnership (“Frontline”). We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our US loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the three months ended April 30, 2010 is (13)%, after the consideration of period specific items. Without period specific items of $353 thousand, our GAAP tax rate is (11)%. Our full fiscal year 2011 GAAP tax rate, inclusive of period specific items, is projected to be 57%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2010	2009
Revenues:
System and software	$97,450	$115,418
Service and support	83,127	78,357
Total revenues	180,577	193,775
Cost of revenues: (1)
System and software	3,954	4,889
Service and support	22,320	21,203
Amortization of purchased technology	3,569	2,948
Total cost of revenues	29,843	29,040
Gross margin	150,734	164,735
Operating expenses:
Research and development (2)	64,132	62,291
Marketing and selling (3)	73,652	76,601
General and administration (4)	22,499	23,424
Equity in (earnings) losses of Frontline (5)	(184)	-
Amortization of intangible assets (6)	2,361	2,870
Special charges (7)	3,268	5,695
Total operating expenses	165,728	170,881
Operating loss	(14,994)	(6,146)
Other income (expense), net (8)	(1,141)	98
Interest expense (9)	(4,327)	(4,151)
Loss before income tax	(20,462)	(10,199)
Income tax expense (10)	2,563	2,757
Net loss	$(23,025)	$(12,956)
Net loss per share:
Basic	$(0.22)	$(0.14)
Diluted	$(0.22)	$(0.14)
Weighted average number of shares outstanding:
Basic	103,763	94,168
Diluted	103,763	94,168

Refer to following table for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended April 30,
	2010	2009
(1) Cost of revenues:
Equity plan-related compensation	$212	$499
Amortization of purchased technology	3,569	2,948
	$3,781	$3,447

(2) Research and development:
Equity plan-related compensation	$2,438	$3,447

(3) Marketing and selling:
Equity plan-related compensation	$2,190	$2,537

(4) General and administration:
Equity plan-related compensation	$1,741	$1,287

(5) Equity in (earnings) losses of Frontline
Amortization of purchased technology and other identified intangible assets	$621	$-

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,361	$2,870

(7) Special charges:
Rebalance, restructuring, and other costs	$3,268	$5,695

(8) Other income (expense), net:
Equity in losses of unconsolidated entities and impairment of investments	$270	$437

(9) Interest expense:
Amortization of debt discount	$729	$669
Debt retirement costs	-	(248)
	$729	$421

(10) Income tax expense:
Income tax effects	$3,084	$1,067

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2010	2009
GAAP net loss	$(23,025)	$(12,956)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	212	499
Research and development	2,438	3,447
Marketing and selling	2,190	2,537
General and administration	1,741	1,287
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	3,569	2,948
Amortization of intangible assets (3)	2,361	2,870
Frontline purchased technology and intangible assets (4)	621	-
Special charges (5)	3,268	5,695
Other income, net (6)	270	437
Interest expense (7)	729	421
Income tax effects (8)	3,084	1,067
Total of non-GAAP adjustments	20,483	21,208
Non-GAAP net income (loss)	$(2,542)	$8,252

GAAP weighted average shares (diluted)	103,763	94,168
Non-GAAP adjustment	-	3
Non-GAAP weighted average shares (diluted)	103,763	94,171

GAAP net loss per share (diluted)	$(0.22)	$(0.14)
Non-GAAP adjustments detailed above	0.20	0.23
Non-GAAP net income (loss) per share (diluted)	$(0.02)	$0.09

(1)	Equity plan-related compensation expense.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)

Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.

(4)

Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in (earnings) losses of Frontline results. This expense is the same type as being adjusted for in notes (2) and (3) above.

(5)

Three months ended April 30, 2010: Special charges consist of (i) $1,589 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $1,175 in advisory fees, (iii) $843 related to the abandonment of excess leased facility space, (iv) $200 in acquisition costs, (v) a recovery of $(566) related to a prior casualty loss, and (vi) $27 in other charges.

Three months ended April 30, 2009: Special charges consist of (i) $4,028 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services, (ii) $1,175 in advisory fees, (iii) $268 in acquisition costs, (iv) $265 related to a casualty loss, and (v) $(41) in other adjustments.

(6)	Three months ended April 30, 2010: Loss of $270 on investment accounted for under the equity method of accounting.

Three months ended April 30, 2009: Other income, net consists of: (i) loss of $324 on an investment accounted for under the equity method of accounting and (ii) an impairment of $113 for investments accounted for under the cost method.

(7)	Three months ended April 30, 2010: $729 in amortization of original issuance debt discount.

Three months ended April 30, 2009: $669 in amortization of original issuance debt discount and $(248) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.

(8)

Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended April 30,
	2010	2009
GAAP gross margin	$150,734	$164,735
Reconciling items to non-GAAP gross margin
Equity plan-related compensation	212	499
Amortization of purchased technology	3,569	2,948
Non-GAAP gross margin	$154,515	$168,182

	Three Months Ended April 30,
	2010	2009
GAAP gross margin as a percent of total revenues	83%	85%
Non-GAAP adjustments detailed above	3%	2%
Non-GAAP gross margin as a percent of total revenues	86%	87%

	Three Months Ended April 30,
	2010	2009
GAAP operating expenses	$165,728	$170,881
Reconciling items to non-GAAP operating expenses
Amortization of Frontline purchased technology and other identified intangible assets	(621)	-
Equity plan-related compensation	(6,369)	(7,271)
Amortization of other identified intangible assets	(2,361)	(2,870)
Special charges	(3,268)	(5,695)
Non-GAAP operating expenses	$153,109	$155,045

	Three Months Ended April 30,
	2010	2009
GAAP operating loss	$(14,994)	$(6,146)
Reconciling items to non-GAAP operating income
Amortization of Frontline purchased technology and other identified intangible assets	621	-
Equity plan-related compensation	6,581	7,770
Amortization of purchased intangible assets:
Cost of revenues	3,569	2,948
Amortization of intangible assets	2,361	2,870
Special Charges	3,268	5,695
Non-GAAP operating income	$1,406	$13,137

	Three Months Ended April 30,
	2010	2009
GAAP operating loss as a percent of total revenues	-8%	-3%
Non-GAAP adjustments detailed above	9%	10%
Non-GAAP operating income as a percent of total revenues	1%	7%

	Three Months Ended April 30,
	2010	2009
GAAP other income (expense), net and interest expense	$(5,468)	$(4,053)
Reconciling items to non-GAAP other income (expense), net and interest expense
Equity in losses of unconsolidated entities	270	324
Impairment of cost method investments	-	113
Amortization of debt discount and retirement costs	729	421
Non-GAAP other income (expense), net and interest expense	$(4,469)	$(3,195)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2010	2010

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$99,732	$99,343
Trade accounts receivable, net	86,041	110,839
Term receivables, short-term	175,052	178,911
Prepaid expenses and other	35,579	29,629
Deferred income taxes	12,662	11,891

Total current assets	409,066	430,613
Property, plant, and equipment, net	120,299	121,795
Term receivables, long-term	135,097	164,898
Goodwill and intangible assets, net	527,586	484,342
Other assets	43,547	21,393

Total assets	$1,235,595	$1,223,041

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$6,588	$37,874
Current portion of notes payable	34,272	32,272
Accounts payable	9,154	9,985
Income taxes payable	304	3,971
Accrued payroll and related liabilities	53,472	77,008
Accrued liabilities	35,421	44,122
Deferred revenue	170,138	153,965

Total current liabilities	309,349	359,197
Long-term notes payable	174,822	156,075
Deferred revenue, long-term	10,631	9,534
Other long-term liabilities	64,027	58,218
Total liabilities	558,829	583,024

Stockholders' equity:
Common stock	725,522	662,595
Accumulated deficit	(71,767)	(48,742)
Accumulated other comprehensive income	23,011	26,164
Total stockholders' equity	676,766	640,017

Total liabilities and stockholders' equity	$1,235,595	$1,223,041

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended April 30,
	2010	2009
Operating activities
Net loss	$(23,025)	$(12,956)
Depreciation and amortization (1)	14,390	16,063
Other adjustments to reconcile:
Operating cash	4,715	10,220
Changes in working capital	31,568	(14,297)

Net cash provided by (used in) operating activities	27,648	(970)

Investing activities
Net cash used in investing activities	(17,395)	(4,723)

Financing activities
Net cash used in financing activities	(9,555)	(8,794)

Effect of exchange rate changes on cash and cash equivalents	(309)	(378)

Net change in cash and cash equivalents	389	(14,865)
Cash and cash equivalents at beginning of period	99,340	93,642

Cash and cash equivalents at end of period	$99,729	$78,777

(1)	Depreciation and amortization includes a write-off of note issuance costs in the amount of $132 for the three months ended April 30, 2010 and $16 for the three months ended April 30, 2009.

Other data:
Capital expenditures	$7,608	$4,570
Days sales outstanding	130	117

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Product Group Bookings (a)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	20%	20%	20%	20%	15%	20%	25%	15%	20%
IC Design to Silicon	30%	40%	40%	35%	40%	40%	40%	30%	30%	40%	35%
Scalable Verification	30%	20%	25%	15%	20%	20%	20%	20%	20%	30%	20%
New & Emerging Products	10%	10%	5%	20%	15%	10%	10%	20%	15%	10%	15%
Services & Other (b)	10%	10%	10%	10%	5%	10%	15%	10%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Product Group Revenue (b)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	25%	20%	20%	30%	25%	25%	20%	20%	25%	20%	20%
IC Design to Silicon	35%	45%	35%	30%	35%	35%	40%	30%	30%	35%	35%
Scalable Verification	20%	20%	25%	20%	20%	25%	20%	25%	25%	30%	25%
New & Emerging Products	10%	10%	10%	10%	15%	10%	10%	15%	10%	10%	10%
Services & Other (b)	10%	5%	10%	10%	5%	5%	10%	10%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Bookings by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	45%	40%	55%	45%	40%	45%	40%	30%	40%	35%	35%
Europe	20%	25%	25%	15%	25%	20%	35%	35%	35%	35%	35%
Japan	15%	25%	5%	20%	15%	15%	15%	20%	10%	5%	15%
Pac Rim	20%	10%	15%	20%	20%	20%	10%	15%	15%	25%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Revenue by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	35%	40%	50%	40%	40%	45%	40%	35%	40%	40%	40%
Europe	25%	20%	30%	25%	30%	25%	30%	30%	35%	35%	30%
Japan	20%	20%	5%	15%	15%	15%	20%	20%	10%	10%	15%
Pac Rim	20%	20%	15%	20%	15%	15%	10%	15%	15%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Bookings by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	40%	15%	25%	20%	10%	15%	20%	20%	20%	10%	15%
Ratable	20%	15%	15%	15%	15%	15%	25%	20%	15%	10%	15%
Up Front	40%	70%	60%	65%	75%	70%	55%	60%	65%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2011	Fiscal year ended January 31, 2010					Fiscal year ended January 31, 2009
Revenue by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	20%	15%	25%	15%	10%	15%	20%	20%	20%	10%	15%
Ratable	25%	10%	15%	15%	10%	15%	20%	20%	20%	10%	15%
Up Front	55%	75%	60%	70%	80%	70%	60%	60%	60%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP loss per share for the periods shown below:

	Q2 FY11	FY11
Diluted GAAP net income (loss) per share	$(0.17) - (0.22)	$0.10 - 0.15
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.05	0.17
Amortization of other identified intangible assets (2)	0.03	0.09
Equity plan-related compensation (3)	0.04	0.16
Special charges (4)	0.00	0.03
Other income and interest expense (5)	0.01	0.04
Income tax effects (6)	0.04	0.01
Non-GAAP net income (loss) per share	$0.00 - (0.05)	$0.60 - 0.65

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for Q2 FY11 and Full Year FY11 assumes no additional acquisitions.
(2)	Excludes amortization of other identified intangible assets including trade names, employment agreements, customer relationships, and deferred compensation resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q2 FY11 and Full Year FY11 assumes no additional acquisitions.
(3)	Excludes equity plan-related compensation expense.
(4)	Excludes special charges consisting primarily of costs incurred for facility closures, employee rebalances, (which includes severance benefits, notice pay and outplacement services), advisory fees, and acquisition costs. The guidance for Q2 FY11 and Full Year FY11 assumes no additional special charges.
(5)	Reflects amortization of original issuance debt discount and equity in losses of an equity method investment.
(6)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

CONTACT:
Mentor Graphics Corporation
Media Contact
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com